                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            (AMENDMENT NO.     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss.240.14a-12

                            TRADESTATION GROUP, INC.
.................................................................................
                (Name of Registrant as Specified In Its Charter)


.................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)    Title of each class of securities to which transaction applies:

.................................................................................
         2)    Aggregate number of securities to which transaction applies:

.................................................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

.................................................................................
         4)    Proposed maximum aggregate value of transaction:

.................................................................................
         5)    Total fee paid:

.................................................................................
[ ]     Fee paid previously with preliminary materials.
[ ]     Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)    Amount Previously Paid:

.................................................................................
         2)    Form, Schedule or Registration Statement No.:

.................................................................................
         3)    Filing Party:

.................................................................................
         4)    Date Filed:

.................................................................................

                            TRADESTATION GROUP, INC.
                              TRADESTATION BUILDING
                              8050 S.W. 10TH STREET
                            PLANTATION, FLORIDA 33324



                     ---------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 6, 2002

                     ---------------------------------------

To Our Shareholders:

         The 2002 annual meeting of shareholders (the "Annual Meeting") of TradeStation Group, Inc. (the "Company") will be held on September 6, 2002, at 10:00 a.m., local time, at the Sheraton Hotel, 1825 Griffin Road, Dania, Florida 33004, for the following purposes:

         1. To elect six directors of the Company to serve for a one-year term expiring in 2003;

         2. To ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the year ending December 31, 2002; and

         3. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

         The Board of Directors has fixed July 31, 2002, as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.

         Copies of the Company's Proxy Statement and annual report for the year ended December 31, 2001 accompany this notice.

         You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy and return it promptly in the envelope provided for that purpose.

                                              By Order of the Board of Directors

                                              /s/ Marc J. Stone
                                              ----------------------------------
                                              Marc J. Stone
                                              Secretary
Plantation, Florida
August 2, 2002

                            TRADESTATION GROUP, INC.
                              TRADESTATION BUILDING
                              8050 S.W. 10TH STREET
                            PLANTATION, FLORIDA 33324


                                 PROXY STATEMENT


                                  INTRODUCTION

GENERAL

         This Proxy Statement, which, together with the accompanying proxy card, is first being mailed to shareholders on or about August 5, 2002, is furnished to the shareholders of TradeStation Group, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors (sometimes referred to as the "Board") of the Company for use in voting at the 2002 annual meeting of shareholders (the "Annual Meeting"), including any adjournment or postponement thereof.

         The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, e-mail, facsimile or other means by officers and/or regular employees of the Company without additional compensation or remuneration therefor. Arrangements have also been made with brokers, dealers, banks, voting trustees and other custodians, nominees and fiduciaries to forward proxy materials and annual reports to the beneficial owners of the shares held of record by such persons, and the Company will, upon request, reimburse them for their reasonable expenses in so doing.

         A copy of the Company's annual report for the fiscal year ended December 31, 2001 (which has included therein audited financial statements for the Company for the three fiscal years ended December 31, 2001) is being mailed to the Company's shareholders together with this Proxy Statement. Such annual report is not, however, incorporated into this Proxy Statement nor is it to be deemed a part of the proxy soliciting material.

VOTING PROCEDURES

         Proxies in the form enclosed, if properly executed and received in time for voting and not revoked, will be voted as directed in accordance with the instructions thereon. In voting by proxy in regard to the election of six directors to serve until the 2003 annual meeting of shareholders, shareholders may vote in favor of all nominees or withhold their votes as to all or as to any specific nominees. In voting by proxy in regard to the ratification of the selection of Ernst & Young LLP as the Company's independent public accountants, shareholders may vote for or against or abstain from voting. Any properly executed and timely received proxy not so directing or instructing to the contrary will be voted FOR (i) each of the Company's nominees as directors, and
(ii) ratification of the selection of Ernst & Young LLP. See Proposals 1 and 2 herein. Sending in a signed proxy will not affect a shareholder's right to attend the meeting and vote in person since the proxy is revocable. Any shareholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by, among other methods, giving notice of such revocation to the Secretary of the Company, attending the Annual Meeting and voting in person or by duly executing and returning a proxy bearing a later date.

         The management knows of no other matters to be presented for action at the Annual Meeting other than as mentioned herein. However, if any other matters come before the Annual Meeting, the holders of the proxies intend to vote in such manner as they decide in their sole discretion.

VOTING SECURITIES

         At the close of business on July 31, 2002, the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting (the "Record Date"), the Company's outstanding voting securities consisted of 44,568,524 shares of Common Stock. Holders of Common Stock are entitled to one vote per share.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, as of the Record Date, by
(i) each person who is known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors and nominees for directors who own shares of Common Stock, (iii) the Company's Co-Chief Executive Officers and its other three Named Executive Officers, and (iv) all directors and executive officers of the Company as a group. The Company believes that the beneficial owners of the Common Stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares.

                                                  SHARES BENEFICIALLY OWNED (1)
                                                  ------------------------------
         NAME OF BENEFICIAL OWNER (1)                NUMBER         PERCENT
         ----------------------------               ----------      -------
         William R. Cruz (2)                        10,928,838       24.5%
         Ralph L. Cruz (3)                          10,791,468       24.2%
         Benedict Gambino                            4,480,960       10.1%
         Andrew Allen (4)                            4,020,960        9.0%
         Salomon Sredni                                326,750         *
         Charles F. Wright (5)                         275,413         *
         Marc J. Stone                                 184,000         *
         David H. Fleischman                            42,500         *
         Stephen C. Richards                            41,333         *
         Michael W. Fipps                                  250         *
         All executive officers and
           directors as a group (8 persons)(6)      22,590,522       50.0%

--------------------
*    Less than 1%.

(1) The address of: William R. Cruz and Ralph L. Cruz is TradeStation Group, Inc., 8050 S.W. 10th Street, Plantation, Florida 33324; Benedict Gambino is 22356 Timberlea Lane, Kildeer, Illinois 60047; and Andrew A. Allen is One Yellowstone Club Trail, Big Sky, Montana 59716. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. It includes options held by executive officers and/or directors which are exercisable within 60 days of the Record Date. Prior to May 1, 2002, the shares beneficially owned by the Cruzes and Messrs. Allen and Gambino were subject to a voting trust agreement. That agreement was terminated on May 1, 2002 and is of no further force or effect.

(2) All but 100 shares are held by two Texas limited partnerships as to which William R. Cruz possesses sole voting and dispositive powers through his direct and/or indirect 100% ownership of the sole general partner of each of such limited partnerships. In one limited partnership William R. Cruz is the sole limited partner and in the other limited partnership William R. Cruz and a grantor retained annuity trust for the benefit of William R. Cruz and his family are the limited partners. Does not include 900 shares owned by the spouse of William R. Cruz with respect to which Mr. Cruz disclaims beneficial ownership.

(3) The shares are held by two Texas limited partnerships as to which Ralph L. Cruz possesses sole voting and dispositive powers through his direct and/or indirect 100% ownership of the sole general partner of each of such limited partnerships. In one limited partnership Ralph L. Cruz is the sole limited partner and in the other Ralph L. Cruz and his spouse are the limited partners.

(4) Includes 3,893,000 shares held by Andrew A. Allen Family Limited Partnership as to which Andrew A. Allen possesses sole voting and dispositive powers through his 100% ownership of the sole general partner of such limited partnership.

(5) Includes 6,500 shares held as custodian for the benefit of the sons of Charles F. Wright.

(6)  See other footnotes above.


                        DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company and their respective ages and positions with the Company as of the date of this Proxy Statement are as follows:

NAME                            AGE      POSITION WITH THE COMPANY
----                            ---      -------------------------
William R. Cruz                 41       Co-Chairman of the Board and Co-Chief Executive Officer
Ralph L. Cruz                   38       Co-Chairman of the Board and Co-Chief Executive Officer
Salomon Sredni                  35       President and Chief Operating Officer and Director
David H. Fleischman             56       Chief Financial Officer, Vice President of Finance and Treasurer
Marc J. Stone                   41       Vice President of Corporate Development, General Counsel and Secretary
Stephen C. Richards (1)(2)      48       Director
Charles F. Wright (1)(2)        51       Director
Michael W. Fipps (1)            59       Director

--------------------
(1)      Member of the Audit Committee of the Board.
(2)      Member of the Compensation Committee of the Board.

         The directors hold office until the next annual meeting of shareholders. Executive officers serve at the discretion of the Board.

         WILLIAM R. CRUZ co-founded the Company with his brother, Ralph Cruz, in 1982 and has been a director since that time. He served as President from 1982 to September 1999. Mr. Cruz was appointed Co-Chairman of the Board and Co-Chief Executive Officer of the Company in 1996. Mr. Cruz studied classical violin at the University of Miami, which he attended on a full scholarship, and the Juilliard School of Music, during which time he won numerous classical violin competitions. Mr. Cruz has been primarily responsible for the conception and management of the Company's products and product strategies.

         RALPH L. CRUZ co-founded the Company in 1982 and has been a director since that time. Mr. Cruz was Vice President of the Company from 1982 until 1996, at which time he was appointed Co-Chairman of the Board and Co-Chief Executive Officer. Mr. Cruz also serves as a director of the Company's two operating subsidiaries. Mr. Cruz studied classical violin at the University of Miami, which he attended on a full scholarship, and Indiana University, during which time he won numerous classical violin competitions. Mr. Cruz historically has been responsible for the Company's marketing strategies.

         SALOMON SREDNI joined the Company in December 1996 as its Vice President of Operations and Chief Financial Officer and was named Treasurer and a director of the Company in July 1997. In August 1999, he was named President and Chief Operating Officer. Mr. Sredni also serves as a director of the Company's two operating subsidiaries. Before joining the Company, from August 1994 to November 1996, Mr. Sredni was Vice President of Accounting and Corporate Controller at IVAX Corporation, a publicly-held pharmaceutical company. Prior to that time, from January 1988 to August 1994, Mr. Sredni was with Arthur Andersen LLP. Mr. Sredni is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. He has a bachelor's degree in Accounting from The Pennsylvania State University.

         DAVID H. FLEISCHMAN joined the Company as Chief Financial Officer, Vice President of Finance and Treasurer in February 2001. Prior to joining the Company, Mr. Fleischman was engaged as a Director of Crossroads LLC, a firm that provides financial and management expertise and services to companies seeking to maximize the efficiencies and performance of their management teams. From January 1997 until September 2000, Mr. Fleischman served as Senior Vice President, Chief Financial Officer and member of the Board of Advisors of The SeaSpecialties Group. From 1992 to 1996, he served as Senior Vice President and Treasurer of The Kislak Organization - J.I. Kislak, Inc., an organization that, during those years, included the largest privately-held mortgage-banking company in the United States. From 1983 to 1992, Mr. Fleischman served as a Director, Vice President and Chief Financial Officer of the U.S. group of Berisford International plc, a publicly-held United Kingdom company. From 1969 to 1983, he held several positions with subsidiaries of Midland Bank plc, including London American Finance Corporation and Drake America Corporation. He began his career in 1967 in the audit division of a predecessor firm of Ernst & Young LLP. Mr. Fleischman has a bachelor's of science degree in accounting from The New York Institute of Technology.

         MARC J. STONE joined the Company in May 1997 as its Vice President of Corporate Development, General Counsel and Secretary. Mr. Stone also serves as a director of the Company's two operating subsidiaries. From January 1993 to May 1997, Mr. Stone was a partner at a predecessor law firm of Bilzin Sumberg Dunn Baena Price & Axelrod LLP, which currently serves as the Company's regular outside counsel. Prior to that time, from 1985 to 1992, Mr. Stone was an associate with that predecessor law firm. Mr. Stone is of counsel to Bilzin Sumberg. Mr. Stone has bachelor's degrees in English and American Literature and Theatre Arts and Dramatic Literature from Brown University, and received his law degree from University of California (Boalt Hall) School of Law at Berkeley. Mr. Stone is a member of the Bar of the State of New York, The Florida Bar, the American Bar Association and the New York State Bar Association.

         STEPHEN C. RICHARDS is Chief Operating Officer and Chief Financial Officer of Network Associates, Inc. (NYSE:NET), a provider of network security and availability solutions for e-business. He served as Chief Online Trading Officer of E*TRADE Group, Inc., a position he held from March 1999 to June 2000. From 1998 to February 1999, Mr. Richards served as Senior Vice President, Corporate Development and New Ventures at E*TRADE, following two years as E*TRADE's Senior Vice President of Finance, Chief Financial Officer and Treasurer. Prior to joining E*TRADE in April 1996, Mr. Richards was Managing Director and Chief Financial Officer of Correspondent Clearing at Bear Stearns & Companies, Inc., where he was employed for more than 11 years. He is also a former Vice President/Deputy Controller of Becker Paribas, and former First Vice President/Controller of Jefferies and Company, Inc. Mr. Richards also serves as a director of McAfee.com Corporation (Nasdaq:MCAF), a provider of online PC management products and services. He received a Bachelor of Arts in Statistics and Economics from the University of California at Davis and an MBA in Finance from the University of California at Los Angeles. Mr. Richards is a Certified Public Accountant. Mr. Richards became a director of the Company in August 1999, at which time he was also elected to the Compensation Committee and the Audit Committee of the Board.

         CHARLES F. WRIGHT is the Chairman of Fall River Group, Inc., which owns and operates a group of foundries in Wisconsin. He has been Chairman since 1984, and has been associated with Fall River Group since 1973. He is also the Chairman and a Principal of Fall River Capital, LLC, an investment advisory firm that specializes in the trading of global financial and natural resource futures. He has held these positions since 1999. Since 1997, Mr. Wright has also been Chairman and a co-owner of Quaestus & Co., Inc., a merchant banking firm located in Milwaukee, Wisconsin. Since 2001 he has been Chairman and co-owner of Kilbourn Capital Management, Inc., which manages the Kilbourn Diversified Strategy Fund, a hedge Fund of Funds. From 1992 until its acquisition by Cumulus Media, Inc. in 1997, Mr. Wright served as Chairman of Caribbean Communications Company Ltd., a developer and operator of a radio network throughout the English-speaking Caribbean Islands. Mr. Wright serves as Chairman of Goodwill Industries of Southeastern Wisconsin and Metropolitan Chicago, President of Second Harvest Food Bank Foundation, a member of the Greater Milwaukee Committee, and a director of the Private Industry Council of Milwaukee County. Mr. Wright is registered with the CFTC and the NFA as a Commodity Trading Advisor, and holds a Master's Degree in Business Administration from Harvard University Graduate School of Business. Mr. Wright became a director of the Company in June 2001, at which time he was also elected to the Compensation Committee and Audit Committee of the Board. Mr. Wright has occasionally performed consulting services for the Company under a 3-year agreement that expires October 9, 2002. All compensation payable under that agreement was paid in 1999, two years before he joined the Board.

         MICHAEL W. FIPPS joined the Board, and became a member of the Audit Committee, in March 2002. In April 2002 he joined Endeavor Pharmaceuticals, a privately-held specialty pharmaceutical company, as Director of Finance. Prior to that, from October 1997, he was semi-retired, working occasionally as an independent consultant. From December 1998 through April 2000, he worked as an independent consultant in association with Connally and Associates, a profit recovery firm. Prior to that, from June 1994 to October 1997, he served as Chief Financial Officer and Senior Vice President of IVAX Corporation, a publicly-held pharmaceutical company. Before joining IVAX, Mr. Fipps served as Vice President-Finance and Treasurer of Bergen Brunswig Corporation, a large wholesale distributor of prescription pharmaceuticals and other health care products, from 1973 to 1994. Mr. Fipps is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. He has a bachelor of arts degree from University of North Carolina.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

         The Board held six meetings and acted by unanimous written consent in lieu of a meeting four times during the fiscal year ended December 31, 2001.

         The Board currently includes three (3) nonemployee, independent members ("Independent Directors"), Stephen C. Richards, Charles F. Wright and Michael W. Fipps, all of whom serve on the Audit Committee of the Board. The Audit

Committee's responsibilities and other matters related to the Audit Committee are discussed in "Audit Committee Report" below.

         Mr. Richards and Mr. Wright also serve on the Compensation Committee of the Board. The Compensation Committee determines executive officers' salaries and bonuses and administers the Company's Incentive Stock Plan and Employee Stock Purchase Plan. The Compensation Committee held two meetings and acted by unanimous written consent in lieu of a meeting four times during the fiscal year ended December 31, 2001.

         The Board does not currently have a nominating committee or a committee that performs similar functions.

DIRECTORS' COMPENSATION

         The Company's Independent Directors receive $750 for attendance at each meeting of the Board and, if held on a separate date, committees thereof, with an additional $150 paid to the chairman of the committee meeting, provided that it is chaired by an Independent Director. Pursuant to our Nonemployee Director Stock Option Plan, each Independent Director also receives options to purchase up to 75,000 shares of Common Stock upon initial election as a director, as determined by the Board at such time, and options to purchase 7,000 shares of Common Stock upon each re-election as an Independent Director at the Company's annual meeting of shareholders. See "EXECUTIVE COMPENSATION -- Other Compensation Arrangements - NONEMPLOYEE DIRECTOR STOCK OPTION PLAN." All directors may also be reimbursed for certain expenses in connection with attendance at Board and committee meetings. Other than with respect to reimbursement of expenses, directors who are employees or officers did not receive, and have never received, additional compensation for service as a director.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires officers (as defined under the Exchange Act) and directors, and persons who own more than ten percent of a registered class of a Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Company and the Company's understanding that no Forms 5 were required, the Company believes that during the fiscal year ended December 31, 2001 all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were satisfied, except that a Form 4 for Mr. Wright, one of the Company's Independent Directors, who made one purchase of the Company's shares of Common Stock in September 2001, was, due to an oversight, filed a few days late.

AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of the Company is composed of three Independent Directors, Stephen C. Richards (Chairman), Charles F. Wright and Michael W. Fipps, and operates under a written charter adopted by the Board. The Audit Committee held five meetings in 2001. The Board and the Audit Committee believe that the Audit Committee's current member composition satisfies the current rule of the National Association of Securities Dealers, Inc. that governs audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(14). The Audit Committee oversees the Company's financial reporting process on behalf of the Board and reviews the independence of the Company's auditors.

         Management is responsible for the Company's financial statements, systems of internal control and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee's charter. In this context, the Audit Committee discussed with Arthur Andersen LLP (the Company's independent auditors until replaced by Ernst & Young LLP on May 13, 2002), the results of its examination, its evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting for the year ended December 31, 2001.

         Specifically, the Audit Committee has reviewed and discussed the audited financial statements with the Company's management. In addition, the Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committee," as amended, and any other matters required to be discussed under generally accepted auditing standards. These discussions included the scope of the auditors' responsibilities, significant accounting adjustments, any disagreement with management and a discussion of the quality (not just the acceptability) of accounting principles, reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The independent auditors provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent auditors that firm's independence from the Company and its management. During fiscal year 2001, the Company retained its then principal independent auditors, Arthur Andersen LLP, for the audit of the fiscal year 2001 and the reviews of the Company's 2001 quarterly reports on Form 10-Q.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the SEC.

         During the Company's 2001 fiscal year, Arthur Andersen LLP performed services for the Company for fees and expenses as follows:

         1. Audit Fees (including Review Fees)                         $115,500
         2. Financial Information Systems Design and Implementation    $      0
         3. All Other Fees                                             $      0


         On May 13, 2002, Ernst & Young LLP replaced Arthur Andersen LLP as the Company's independent public accountants. This engagement, which was recommended by the Audit Committee and unanimously approved by the Board, followed a period during which the Company sought and received proposals from independent accountants for the audit of the Company's financial statements for the current fiscal year. The Company selected Ernst & Young LLP over other nationally-recognized accounting firms that made proposals based upon the Audit

Committee and Chief Financial Officer's judgment that this was the best choice in light of relevant factors, including depth of experience, breadth of resources, ability to handle transitional issues, and location of key personnel. Neither report of Arthur Andersen LLP on the financial statements of the Company for the 2000 and 2001 fiscal years contained an adverse opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         Submitted by the Audit Committee of the Board of Directors.

                                  Stephen C. Richards, Chairman
                                  Charles F. Wright
                                  Michael W. Fipps


                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Board of the Company has established a Compensation Committee consisting solely of Independent Directors. See "DIRECTORS AND EXECUTIVE OFFICERS - Board Meetings and Committees of the Board" for a discussion of the Compensation Committee and its responsibilities.

GENERAL COMPENSATION PHILOSOPHY

         The Compensation Committee's strategy is to develop and implement an executive compensation program that allows the Company to attract and retain highly-qualified persons to manage the Company in order to enhance share value of the Company's capital stock in a dedicated and responsible manner. The objectives of this strategy are to provide a compensation policy that permits the recognition of individual contributions and achievements as well as the Company's operating results. Within this strategy, the Compensation Committee considers it essential to the vitality of the Company to maintain levels of compensation opportunity that are competitive with companies in the Company's industry.

EXECUTIVE COMPENSATION

         Executive compensation is comprised of base salary, potential annual bonus compensation and long-term incentive compensation in the form of stock options.

BASE SALARIES

         Base salary levels for executive officers are designed to be consistent with competitive practice and level of responsibility, although the Co-Chief Executive Officers' base salary level in 2001 was below market levels. The Compensation Committee's strategy in general is to provide a competitive salary for each executive officer with such salary increasing based on individual performance, the Company's operating results, changes in responsibility (if applicable) and competitive markets.

ANNUAL BONUS COMPENSATION

         During fiscal year 2001, none of the executive officers received an annual bonus from the Company. In 2002, the President and Chief Financial Officer each received a $20,000 bonus related to 2001 performance. The Compensation Committee's strategy is to provide an annual bonus for executive officers that is strongly linked to the Company's operating performance. The Compensation Committee believes that this strategy is consistent with the approach typically taken by companies in high-tech industries. See "Other Compensation Arrangements - Executive Officer Bonus Plan" for a discussion of the Company's bonus plan for executive officers for fiscal year 2001.

LONG-TERM INCENTIVE COMPENSATION

         The Compensation Committee believes that the use of equity-based long-term compensation plans directly links executive officers' interests to enhancing share value. Stock options are an integral part of the Company's executive compensation program in order to align the interests of the executive officers with the interests of the Company's shareholders. Stock option compensation bears a direct relationship to corporate performance in that, over the long term, share price appreciation depends upon corporate performance, and without share price appreciation the stock options are of no value. Stock option grants are generally provided to executive officers as a part of their initial compensation package upon becoming an employee of the Company, and/or upon being promoted, at levels commensurate with their experience and responsibility. In addition, stock options are considered at least annually by the Compensation Committee for all executive officers. In that regard, the Company awarded stock options pursuant to its Incentive Stock Plan to executive officers of the Company (other than the Co-Chief Executive Officers) during fiscal years 1999, 2000 and 2001 as described in "Executive Compensation Tables - SUMMARY COMPENSATION TABLE" and "- OPTION GRANTS IN 2001 FISCAL YEAR."

         Submitted by the Compensation Committee of the Board.

                           Charles F. Wright, Chairman
                           Stephen C. Richards

EXECUTIVE COMPENSATION TABLES

     The following tables provide information about executive compensation.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to all compensation paid or earned for services rendered to the Company in the three years ended December 31, 2001 by the Company's Co-Chief Executive Officers and its three other most highly-compensated executive officers (who, as a group, comprise all of the executive officers of the Company) whose aggregate annual compensation for 2001 exceeded $100,000 (together, the "Named Executive Officers"). The Company did not have a pension plan or a long-term incentive plan, had not issued any restricted stock awards and had not granted any stock appreciation rights as of December 31, 2001. The value of all perquisites and other personal benefits received by each Named Executive Officer did not exceed 10% of the Named Executive Officer's total annual compensation.


                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                    ANNUAL COMPENSATION                  AWARDS
                                          --------------------------------------      --------------
                                                                                        SECURITIES          ALL OTHER
                                          FISCAL                                       UNDERLYING           COMPEN-
NAME AND PRINCIPAL POSITION                YEAR       SALARY ($)          BONUS ($)   OPTIONS (1) (#)       SATION ($)
---------------------------               -------    ----------------     ----------  ---------------   ----------------
William R. Cruz.........................   2001      $   150,000     $        --             --           $       --
   Co-Chief Executive Officer              2000          150,000              --             --                   --
                                           1999          150,000              --             --                5,400 (2)

Ralph L. Cruz...........................   2001      $   150,000              --             --           $       --
   Co-Chief Executive Officer              2000          150,000              --             --                   --
                                           1999          150,000              --             --                5,400 (2)

Salomon Sredni..........................   2001      $   238,208      $   20,000         80,000           $       --
   President and Chief Operating           2000          237,000              --         60,000                   --
   Officer                                 1999          193,636          25,000        100,000                6,000 (2)

David H. Fleischman.....................   2001 (3) $    181,945 (3)  $   20,000         75,000                   --
   Chief Financial Officer,                2000               --              --             --                   --
   Vice President of Finance               1999               --              --             --                   --
   and Treasurer

Marc J. Stone...........................   2001      $   198,017              --         40,000                   --
   Vice President of Corporate             2000          197,250              --         40,000                   --
   Development, General Counsel            1999          186,323              --             --                   --
   and Secretary

----------
(1) Represents shares of Common Stock issuable upon the exercise of options granted under the Company's Incentive Stock Plan.
(2) Represents 401(k) Plan Company contributions on behalf of the Named Executive Officer during the indicated year, but paid out during the subsequent year.
(3)  Mr. Fleischman began his employment with the Company on February 1, 2001.

                        OPTION GRANTS IN 2001 FISCAL YEAR

     The following table summarizes the options that were granted during the fiscal year ended December 31, 2001 to the Named Executive Officers.

                                          INDIVIDUAL GRANTS
                    ------------------------------------------------------------                            POTENTIAL RELIAZABLE
                                       PERCENT OF                                                              ANNUAL RATE OF
                       NUMBER           TOTAL                                                                     VALUE AT
                         OF            OPTIONS                                                                   STOCK PRICE
                     SECURITIES       GRANTED TO      EXERCISE       MARKET                     VALUE AT       APPRECIATION FOR
                     UNDERLYING        EMPLOYEES       OR BASE       PRICE                    GRANT-DATE         OPTION TERM(1)
                       OPTIONS       IN FISCAL YEAR     PRICE       ON GRANT    EXPPIRATION      MARKET      --------------------
NAME                GRANTED (#)(2)       YEAR (%)     ($/SH)(3)    DATE ($/SH)     DATE      PRICE 0%($)(3)    5%          10%
----                --------------     ------------  ------------  -----------  -----------  -------------- --------   -----------
William R. Cruz                --            --            --           --           --              --           --          --
Ralph L. Cruz                  --            --            --           --           --              --           --          --
Salomon Sredni             80,000             6%      $  2.13      $  2.50       1/2/11        $ 29,600     $155,379    $348,348
David H. Fleischman        75,000             6%         3.07         3.00      1/31/11              --      136,251     353,342
Marc J. Stone              40,000             3%         2.13         2.50       1/2/11          14,800       77,689     174,174

---------------------
(1) Potential realizable value is based on the assumption that the Common Stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. The amounts have been calculated based on the requirements promulgated by the SEC. The actual value, if any, a Named Executive Officer may realize will depend on the excess, if any, of the stock price over the exercise price on the date the option is exercised (if the executive officer were to sell the shares on the date of exercise), so there is no assurance that the value realized, if any, will be at or near the potential realizable value as calculated in this table.
(2) These options vest and become exercisable ratably on an annual basis over five years, beginning on the anniversary of the date of grant date, and have a term of ten years from the date of grant, subject to acceleration under certain circumstances.

(3) All options were granted at "fair market value" as defined under the Incentive Stock Plan, which is the average of the high and low sales prices of a share of Common Stock on The Nasdaq National Market on the trading day immediately preceding the date of grant. The Compensation Committee believes this calculation more accurately reflects "fair market value" of the Common Stock on any given day as compared to simply using the closing market price on the date of grant. As a result, the closing market price on the date of grant may be different than the exercise price per share.

                 AGGREGATED OPTION EXERCISES IN 2001 FISCAL YEAR
                     AND 2001 FISCAL YEAR-END OPTION VALUES

     The following table provides information regarding the value of all options exercised during 2001 by the Named Executive Officers and of all unexercised options held at December 31, 2001 by the Named Executive Officers measured in terms of the closing market price of the Common Stock on December 31, 2001.


                                                                  NUMBER OF
                                                            SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                            SHARES                          DECEMBER 31, 2001 (#)       DECEMBER 31, 2001 ($)(1)
                         ACQUIRED ON         VALUE     -----------------------------  -----------------------------
NAME                     EXERCISE (#)    REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
----                     ------------    ------------   -----------   -------------   -----------     -------------

William R. Cruz                  --              --           --              --              --              --
Ralph L. Cruz                    --              --           --              --              --              --
Salomon Sredni                   --              --      262,000         248,000         $37,200              --
David H. Fleischman              --              --           --          75,000              --              --
Marc J. Stone                    --              --      142,000         138,000              --              --

-----------
(1) Based on a per share price of $1.56 on December 31, 2001, which was the closing market price of the Common Stock on the last day of the 2001 fiscal year.


EQUITY COMPENSATION PLAN INFORMATION

         The following sets forth information as of December 31, 2001 with respect to compensation plans under which the Company's Common Stock is authorized for issuance:

   --------------------------- ------------------------------- ------------------------------- ---------------------------
   Plan category               Number of securities to be      Weighted-average exercise       Number of securities
                               issued upon exercise of         price of outstanding options,   remaining available for
                               outstanding options, warrants   warrants and rights             future issuance under
                               and rights                                                      equity compensation plans
                                                                                               (excluding securities
                                                                                               reflected in column (a))
                               (a)                             (b)                             (c)
   --------------------------- ------------------------------- ------------------------------- ---------------------------
   Equity compensation plans
   approved by security
   holders                     5,744,666                       $3.49                           3,017,780
   --------------------------- ------------------------------- ------------------------------- ---------------------------
   Equity compensation plans
   not approved by security
   holders                     --                              --                              --
   --------------------------- ------------------------------- ------------------------------- ---------------------------
   Total                       5,744,666                       $3.49                           3,017,780
   --------------------------- ------------------------------- ------------------------------- ---------------------------


OTHER COMPENSATION ARRANGEMENTS

         EXECUTIVE OFFICER BONUS PLAN. The Compensation Committee of the Company put in place an incentive bonus compensation program for certain executive officers of the Company for the 2001 and 2002 fiscal years. Under the program, an executive officer is eligible to earn an annual bonus of up to a certain percentage of his base salary. To be awarded a bonus in the program, certain numbers contained in the Company's internal incentive budget need to be met, or an amount may be paid as determined by, and in the discretion of, the Compensation Committee. These internal incentive budget numbers were not met in 2001, however, the Compensation Committee decided that a $20,000 annual bonus was appropriate for the President and Chief Financial Officer.

         INCENTIVE STOCK PLAN. Pursuant to the Company's Incentive Stock Plan, officers, employees and nonemployee consultants may be granted stock options, stock appreciation rights, stock awards, performance shares and performance units. The authorized number of shares of Common Stock for issuance under the Incentive Stock Plan is 7,500,000, subject to future antidilution adjustments. As of December 31, 2001, options to purchase 4,817,265 shares were outstanding and 2,416,551 shares were available for issuance under the Company's Incentive Stock Plan.

         The Incentive Stock Plan is administered by the Compensation Committee of the Board, whose members must qualify as "nonemployee directors" (as such term is defined in Rule 16b-3 under the Exchange Act). The Compensation Committee is authorized to determine, among other things, the employees to whom, and the times at which, options and other benefits are to be granted, the number of shares subject to each option, the applicable vesting schedule and the exercise price (provided that, for incentive stock options, the exercise price shall not be less than 100% of the fair market value of the Common Stock on the date of grant). The Compensation Committee also determines the treatment to be afforded to a participant in the Incentive Stock Plan in the event of termination of employment for any reason, including death, disability or retirement, or change in control. Under the Incentive Stock Plan, the maximum term of an incentive stock option is ten years and the maximum term of a nonqualified stock option is fifteen years.

         The Compensation Committee may delegate to the Company's Co-CEOs the authority to grant options under the Incentive Stock Plan to employees (other than officers) of the Company identified by the Co-CEOs. The Compensation Committee has historically delegated to the Co-CEOs the authority to grant options covering up to 250,000 shares of Common Stock per annum, and retains the ability to revoke the delegation at any time. No such authority is currently delegated to the Co-CEOs.

         The Board has the power to amend the Incentive Stock Plan from time to time. Shareholder approval of an amendment is currently only required to the extent that it is necessary to maintain the Incentive Stock Plan's status as a protected plan under applicable securities laws or as a qualified plan under applicable tax laws.

         TRADESTATION SECURITIES ASSUMED OPTIONS. In connection with the December 29, 2000 merger acquisition of TradeStation Securities, the Company assumed the outstanding options under TradeStation Securities' 1999 incentive stock plan. Each option issued under TradeStation Securities' plan was assumed and converted to 1.7172 options to purchase the Company's Common Stock at the original exercise price divided by 1.7172. As of December 31, 2001, options to purchase 706,952 shares were outstanding.

         WINDOW ON WALLSTREET ASSUMED OPTIONS. In October 1999, in connection with the Company's merger acquisition of Window On WallStreet, TradeStation Technologies assumed all outstanding stock options to purchase Window On WallStreet common stock ("WOW Options"), which, based on an exchange ratio of ..210974 shares of the TradeStation Technologies common stock for each share of Window On WallStreet common stock, were exercisable at the time of assumption for an aggregate of 182,529 shares of common stock (82,783 shares of common stock at an exercise price of $.48 per share, and 99,746 shares of common stock at an exercise price of $8.06 per share). The WOW Options generally vest ratably over a four-year period and their terms are ten years. After giving effect to the Company's assumption of the WOW Options pursuant to the Company's December 29, 2000 merger acquisition of TradeStation Securities, as of December 31, 2001 there were 163,449 WOW Options outstanding.

         NONEMPLOYEE DIRECTOR STOCK OPTION PLAN. The Company's Nonemployee Director Stock Option Plan, pursuant to which initial and annual grants of nonqualified stock options are made to each Independent Director, became operative December 29, 2000 upon the closing of the merger by, on that date, assumption of the TradeStation Technologies Nonemployee Director Stock Option Plan and all options and option agreements issued thereunder. Upon initial election to the Board, each Independent Director may be granted options to purchase up to 75,000 shares of Common Stock as determined by the Board at such time. Upon each re-election to the Board at the annual meeting of shareholders, each Independent Director will be granted additional options to purchase 7,000 shares of Common Stock. Each option will be granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. The Company has reserved 350,000 shares of Common Stock for issuance under the Nonemployee Director Stock Option Plan, subject to antidilution adjustments. Options granted to date have a term of five years and vest in equal installments over three years. As of December 31, 2001, options to purchase 57,000 shares were outstanding and 218,000 shares were available for issuance under the Nonemployee Director Stock Option Plan.

         The Board has the power to amend the Nonemployee Director Stock Option Plan from time to time. Shareholder approval of an amendment is currently only required to the extent that it is necessary to maintain the Nonemployee Director Stock Option Plan's status as a protected plan under applicable securities laws.

         OUTSTANDING OPTIONS. As of December 31, 2001, options to purchase a total of 5,744,666 shares were outstanding under all stock option plans (inclusive of all options assumed under the plans discussed above), of which options to purchase 865,000 shares had been granted to executive officers. During 2001, options granted to executive officers totaled options to purchase 195,000 shares of Common Stock, which were granted at exercise prices ranging from $2.13 to $3.07 per share. In general, options granted under the Incentive Stock Plan and the other incentive stock plans described above vest at the rate of 20% per year and have a total term of ten years (except for the WOW Options, which vest ratably over 4 years). Options which have been granted under the Incentive Stock Plan to certain executive officers may immediately vest and become exercisable in certain circumstances. The options to purchase the shares granted and assumed under all plans discussed above that were outstanding as of December 31, 2001 have a weighted average exercise price of $3.49 per share.

         EMPLOYEE STOCK PURCHASE PLAN. The Company's Employee Stock Purchase Plan provides for the issuance of a maximum of 500,000 shares of Common Stock pursuant to the exercise of nontransferable options granted to participating employees. The Employee Stock Purchase Plan is administered by the Compensation Committee of the Board.

         All employees whose customary employment is more than 20 hours per week and more than five months in any calendar year and who have completed at least three months of employment are eligible to participate in the Employee Stock Purchase Plan. Employees who would immediately after the grant own 5% or more of the total combined voting power or value of the Company's Common Stock, and the Independent Directors, may not participate in the Employee Stock Purchase Plan. To participate in the Employee Stock Purchase Plan, an employee must authorize the Company to deduct an amount (not less than one percent or more than ten percent of a participant's total cash compensation) from his or her pay during six-month periods (each, a "Plan Period"). The maximum number of shares of Common Stock an employee may purchase in any Plan Period is 500 shares. The exercise price for the option for each Plan Period is 85% of the lower of the market price of the Common Stock on the first and last business day of the Plan Period. If an employee is not a participant on the last day of the Plan Period, such employee is not entitled to exercise his or her option, and the amount of his or her accumulated payroll deductions is refunded. An employee's rights under the Employee Stock Purchase Plan terminate upon his or her voluntary withdrawal from the Employee Stock Purchase Plan or upon termination of employment. The first Plan Period began January 1, 1998. During the years ended December 31, 2001, 2000 and 1999, 50,470, 30,209 and 23,585 shares, respectively, of Common Stock were issued under the plan at average prices of $1.49, $2.07 and $3.27, respectively. As of December 31, 2001, there were 383,229 shares available for issuance under the Employee Stock Purchase Plan.

         The Board has the power to amend or terminate the Employee Stock Purchase Plan. Shareholder approval of an amendment is currently only required to the extent that it is necessary to maintain the Employee Stock Purchase Plan's status as a protected plan under applicable securities laws or as a qualified plan under applicable tax laws.

         401(k) PLAN. The Company has a defined contribution retirement plan which complies with Section 401(k) of the Internal Revenue Code. All employees with at least three months of continuous service are eligible to participate and may contribute up to 15% of their compensation. Company contributions are vested 20% for each year of service. Matching contributions accrued under the 401(k) Plan amounted to approximately $242,000 in 1999. There were no matching contributions accrued in 2001 or 2000.

EMPLOYMENT AGREEMENTS

         Historically, the Company has entered into employment agreements with officers solely in connection with mergers and acquisitions pursuant to which an officer of the acquired company is already a party to an existing employment agreement with the acquired company and then continues as one of the Company's officers. No current employee of the Company is party to an employment agreement.

SEVERANCE AGREEMENTS

         Andrew A. Allen, the former Chairman of the Board and Chief Executive Officer of TradeStation Securities, E. Steven zum Tobel, the former President of TradeStation Securities, and Farshid Tafazzoli, a former Vice President of TradeStation Securities, each receive severance payments in connection with the termination of their respective employments (Mr. Allen left the Company in December 2000 and Messrs. zum Tobel and Tafazzoli in July 2001) pursuant to their employment and related severance or separation agreements. Those severance payments were approximately $456,000 in the aggregate for 2001 ($200,000 to Mr. Allen, $139,000 to Mr. Tafazzoli and $117,000 to Mr. zum Tobel) and will be approximately $550,000 in the aggregate for 2002 ($200,000 to Mr. Allen, $200,000 to Mr. Tafazzoli and $150,000 to Mr. zum Tobel). All severance payment obligations expire by the end of 2002.

NON-COMPETITION AGREEMENTS

         Virtually all employees, including the Named Executive Officers, have entered into agreements with the Company which contain certain non-competition, non-disclosure and non-solicitation restrictions and covenants, including a provision prohibiting such employees from competing with the Company during their employment and for a period of two years thereafter.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board was formed in December 2000, at which time two Independent Directors were appointed as members. One has since been replaced by another Independent Director. The compensation (including salaries, bonuses and stock options) of the Company's executive officers for 2001 was determined by the Compensation Committee. In 2001, no member of the Compensation Committee of the Board had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K.


PERFORMANCE GRAPH

         The following graph shows a monthly comparison for the period covering October 1, 1997 through December 31, 2001 of cumulative total returns to shareholders of TradeStation Group and its predecessor, Omega Research, Inc., Center for Research in Security Prices ("CRSP") Index for NASDAQ Stock Market (U.S. Companies) and CRSP Index for NASDAQ Stocks (SIC 6210-6219 U.S. Companies) of U.S. security brokers, dealers, and flotation companies.

                               [PERFORMANCE GRAPH]

         The following table presents in tabular form the data set forth in the performance graph to be included in this Proxy Statement:

                          CRSP TOTAL RETURNS INDEX FOR:
                          -----------------------------

                                                                                          NASDAQ STOCKS (SIC
                                                                                            6210-6219 U.S.
                                                                                          COMPANIES) IN U.S.
                                                        NASDAQ STOCK MARKET           SECURITY BROKERS, DEALERS,
          DATE                    COMPANY                 (US COMPANIES)                AND FLOTATION COMPANIES
       -----------             -----------           ----------------------         -------------------------------
       10/01/1997                $  100.0                   $   100.0                          $  100.0
       10/31/1997                    70.2                        94.5                              91.4
       11/28/1997                    43.6                        95.0                              89.3
       12/31/1997                    45.7                        93.3                              84.6
       01/30/1998                    26.1                        96.3                              84.5
       02/27/1998                    29.8                       105.4                              90.9
       03/31/1998                    31.9                       109.3                              94.7
       04/30/1998                    47.3                       111.1                             100.7
       05/29/1998                    41.5                       104.9                              93.3
       06/30/1998                    35.6                       112.3                              96.5
       07/31/1998                    29.3                       110.9                              98.7
       08/31/1998                    19.1                        88.9                              73.1
       09/30/1998                    18.1                       101.3                              75.3
       10/30/1998                    13.3                       105.7                              81.4
       11/30/1998                    18.1                       116.5                              96.5
       12/31/1998                    25.5                       131.6                             115.5




                                                                                          NASDAQ STOCKS (SIC
                                                                                            6210-6219 U.S.
                                                                                          COMPANIES) IN U.S.
                                                        NASDAQ STOCK MARKET           SECURITY BROKERS, DEALERS,
          DATE                    COMPANY                 (US COMPANIES)                AND FLOTATION COMPANIES
       -----------             -----------           ----------------------         -------------------------------
       01/29/1999                    37.2                       150.7                             189.0
       02/26/1999                   101.1                       137.2                             173.5
       03/31/1999                    91.0                       147.6                             219.1
       04/30/1999                    80.9                       152.3                             400.7
       05/28/1999                    80.9                       148.0                             313.7
       06/30/1999                    93.6                       161.3                             331.8
       07/30/1999                    86.2                       158.4                             251.9
       08/31/1999                    52.7                       165.1                             208.3
       09/30/1999                    33.0                       165.2                             191.7
       10/29/1999                    48.9                       178.5                             193.1
       11/30/1999                    49.2                       200.1                             243.5
       12/31/1999                    51.1                       244.1                             234.7
       01/31/2000                    54.3                       235.1                             192.5
       02/29/2000                    46.8                       279.9                             221.5
       03/31/2000                    39.4                       274.2                             254.7
       04/28/2000                    27.1                       230.6                             197.3
       05/31/2000                    27.7                       202.8                             157.8
       06/30/2000                    25.5                       238.4                             169.9
       07/31/2000                    24.9                       225.5                             159.5
       08/31/2000                    25.5                       252.2                             188.6
       09/29/2000                    22.3                       219.4                             189.7
       10/31/2000                    19.7                       201.4                             175.4
       11/30/2000                    14.9                       155.2                             120.0
       12/29/2000                    16.5                       146.9                             121.8
       01/31/2001                    26.6                       164.7                             149.5
       02/28/2001                    19.1                       127.5                             131.8
       03/30/2001                    17.0                       109.7                             118.9
       04/30/2001                    30.6                       126.0                             129.1
       05/31/2001                    31.7                       125.9                             133.7
       06/29/2001                    45.1                       129.3                             131.7
       07/31/2001                    27.0                       121.0                             118.1
       08/31/2001                    21.3                       107.9                             113.8
       09/28/2001                    20.9                        89.7                              93.9
       10/31/2001                    16.5                       101.2                              95.8
       11/30/2001                    14.9                       115.6                             103.9
       12/31/2001                    13.3                       116.6                             112.0


NOTES:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.   The index level for all series was set to $100.0 on 10/01/1997.

                              CERTAIN TRANSACTIONS

         Marc J. Stone, the Vice President of Corporate Development, General Counsel and Secretary, was a partner in a predecessor law firm to Bilzin Sumberg Dunn Baena Price & Axelrod LLP until immediately prior to joining the Company in May 1997. Thereafter, Mr. Stone was of counsel to the predecessor firm and is currently of counsel to Bilzin Sumberg. Bilzin Sumberg and its predecessor firms have acted as the Company's regular outside legal counsel since 1994. The total fees and costs paid by the Company to Bilzin Sumberg in 2001 were approximately $833,000, $679,000 of which consisted of fees and costs relating to the December 29, 2000 merger acquisition of TradeStation Securities. The Company believes that the fees paid are no less favorable than could be obtained from comparable law firms in south Florida.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Six directors, which constitute the entire Board, are to be elected at the Annual Meeting to hold office until the annual meeting of shareholders next succeeding their election and until their respective successors are elected and qualified or as otherwise provided in the Bylaws of the Company. The nominees for directors who receive a plurality of the votes cast by the holders of outstanding shares of Common Stock entitled to vote at the Annual Meeting will be elected. Abstentions (withheld authority) and broker non-votes are not counted in determining the number of shares voted for or against any nominee for director.

         The Board has designated the persons listed to be nominees for election as directors. Each of the nominees is currently serving as a director of the Company and each has consented to being named in the Proxy Statement and to serve if elected. The Company has no reason to believe that any of the nominees will be unavailable for election; however, should any nominee become unavailable for any reason, the Board may designate a substitute nominee or authorize a lower number of directors. Each proxy will be voted for the election to the Board of all of the Board's nominees unless authority is withheld to vote for all or any of those nominees.

                  NAME                                   DIRECTOR SINCE
                  ----                                   --------------
                  Ralph L. Cruz                               1982
                  William R. Cruz                             1982
                  Michael W. Fipps                            2002
                  Stephen C. Richards                         1999
                  Salomon Sredni                              1997
                  Charles F. Wright                           2001


         For biographical and other information (including principal occupations for at least the past five years) regarding all of the nominees, see "DIRECTORS AND EXECUTIVE OFFICERS."

         THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

                                   PROPOSAL 2

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm of Arthur Andersen LLP acted as the Company's independent public accountants for the Company's fiscal year ended December 31, 2001. The Audit Committee of the Board of the Company recommended and the Board resolved not to engage Arthur Andersen LLP as the Company's independent public accountants for the Company's fiscal year ending December 31, 2002. The Audit Committee recommended and the Board resolved to engage Ernst & Young LLP to serve as the Company's independent public accountants for the fiscal year ending December 31, 2002. Such independent accountants will serve at the pleasure of the Board. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting in order to have the opportunity to make a statement, if such representative desires to do so, and to be available to respond to appropriate questions. No representative of Arthur Andersen LLP is expected to attend.

         Shareholder approval of the Company's auditors is not required under Florida law. The Board is submitting its selection of Ernst & Young LLP to the Company's shareholders for ratification in order to determine whether the shareholders generally approve of the Company's auditors. If selection of Ernst & Young LLP is not approved by the shareholders, the Board will reconsider its selection.

         Ernst & Young LLP replaced Arthur Andersen LLP as the Company's independent public accountants on May 13, 2002. Prior to that time, since 1997, Arthur Andersen acted as independent accountants of the Company and its consolidated subsidiaries (as and when acquired).

REQUIRED VOTE

         The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting which cast a vote on Proposal 2 is necessary for the ratification of the selection of the independent public accountants.

         THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.


                  SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

         Shareholder proposals intended to be presented at the 2003 annual meeting of shareholders must be submitted to the Secretary of the Company, at the principal executive offices of the Company, TradeStation Building, 8050 S.W. 10th Street, Plantation, Florida 33324, no later than January 17, 2003 in order to receive consideration for inclusion in the Company's 2003 proxy materials. Any such shareholder proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

         The persons named as proxies for the 2003 annual meeting of shareholders will generally have discretionary authority to vote on any matter presented by a shareholder for action at that meeting. Generally, in the event that the Company receives notice of any shareholder proposal no later than the close of business on the sixtieth (60th) day, and no earlier than the close of business on the ninetieth (90th) day, prior to the first anniversary of the date of the Annual Meeting, then, as long as the Company includes in its proxy statement for the 2003 annual meeting of shareholders advice on the nature of the matter and how the named proxies intend to vote the shares for which they have received discretionary authority, such proxies may exercise discretionary authority with respect to such matter, subject to, and except to the extent limited by, the rules of the SEC governing shareholder proposals.


                                  OTHER MATTERS

         EACH PERSON SOLICITED HEREUNDER MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITH EXHIBITS) FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY SENDING A WRITTEN REQUEST TO MARC J. STONE, VICE PRESIDENT OF CORPORATE DEVELOPMENT, GENERAL COUNSEL AND SECRETARY OF THE COMPANY, AT THE COMPANY'S EXECUTIVE OFFICES LOCATED AT TRADESTATION BUILDING, 8050 S.W. 10TH STREET, PLANTATION, FLORIDA 33324.


                                                     By Order of the Board

                                                       /s/ Marc J. Stone
                                                     ---------------------
                                                           Marc J. Stone
                                                           Secretary

August 2, 2002

PROXY

                            TRADESTATION GROUP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints William R. Cruz and Ralph L. Cruz, and each of them, with full power of substitution, as attorneys and proxies to appear and to vote all shares of Common Stock of TradeStation Group, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Sheraton Hotel, 1825 Griffin Road, Dania, Florida 33004 on September 6, 2002, at 10:00 a.m. (local time), and at any postponements or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement, each dated August 2, 2002, and instructs its attorneys and proxies to vote as set forth on this Proxy.

                         (TO BE SIGNED ON REVERSE SIDE)

[X]      Please mark your
         votes as in this
         example.

                            FOR     WITHHELD     NOMINEES: Ralph L. Cruz
1.       ELECTION OF        [  ]     [  ]                  William R. Cruz
         DIRECTORS                                         Michael W. Fipps
         (PROPOSAL 1)                                      Stephen C. Richards
                                                           Salomon Sredni
FOR, EXCEPT vote withheld from the                         Charles F. Wright
following nominee(s): ___________________________________

__________________________________________________________


2. RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2002 (PROPOSAL 2)

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. In their discretion, to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1 AND 2 ABOVE. THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED IN ORDER TO HAVE YOUR SHARES VOTED.

                                        PLEASE NOTE ANY CHANGE OF ADDRESS.

                                        PLEASE MAIL IN THE ENVELOPE PROVIDED.

                                        Signature______________________________

                                        Date___________________________________

                                        Signature______________________________

                                        Date___________________________________

                                        NOTE: Please sign exactly as your name
                                        appears above. Joint owners should each
                                        sign. When signing as attorney,
                                        executor, administrator, trustee, etc.,
                                        indicate title. If the signer is a
                                        corporation, partnership or other
                                        entity, sign in the corporate,
                                        partnership or other entity name by a
                                        duly authorized representative.